Exhibit 10.34

SPLIT-DOLLAR AND DEFERRED COMPENSATION TERMINATION AGREEMENT

THIS SPLIT-DOLLAR AND DEFERRED COMPENSATION TERMINATION AGREEMENT (the “Agreement”) is made and entered into as of the 5th day of December, 2003, and shall be effective as of the 27th day of December, 2003 (the “Effective Date”), by and between COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Corporation”), and                              (the “Executive” and together with the Corporation, the “Parties”).

Statement of Purpose

The Corporation and Executive are parties to one or more Split-Dollar Life Insurance Agreements (each a “Split-Dollar Agreement”), relating to the insurance policy(ies) listed on Schedule A attached hereto insuring the life of Executive (each a “Policy”), one or more Assignments of Life Insurance Policy as Collateral by Executive in favor of the Corporation (each a “Collateral Assignment”), and a Deferred Compensation Agreement (the “Deferred Compensation Agreement”), each of which is more particularly described on Schedule A attached hereto. The Corporation and Executive now desire to terminate the Split-Dollar Agreement, the Collateral Assignment, and the Deferred Compensation Agreement and that Executive assign the Policy to the Corporation, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties hereby agree as follows:

1. Termination of Agreements; Assignment of Policy. Each Split-Dollar Agreement, each Collateral Assignment and the Deferred Compensation Agreement are hereby terminated and all obligations of the Parties thereunder are hereby extinguished, notwithstanding any provisions to the contrary contained therein effective as of the Effective Date. Executive shall transfer and assign ownership of each Policy to the Corporation effective as of the Effective Date and shall execute and deliver such assignments and other documents and take all such other actions as the Corporation may request to effect such transfer. The Parties agree that the termination of the foregoing agreements and the assignment of each Policy shall occur contemporaneously.

2. Payment of Excess Cash Surrender Value. By the Effective Date, the Corporation shall determine the cash surrender value of the Policy and the Corporation’s Interest (as defined in each Split-Dollar Agreement) in each Policy as of the Effective Date. If the cash surrender value of a Policy exceeds the Corporation’s Interest in such Policy, then promptly following such determination the Corporation shall pay to Executive the amount of such excess and make a tax gross-up payment on behalf of Executive, which such tax gross-up amount shall be determined by the Corporation in its sole discretion.

3. Mutual Release. Each Party for itself and its heirs, beneficiaries, legal representatives, successors and assigns, as applicable (the “Releasing Party”), does hereby release, acquit and forever discharge the other Party and its heirs, beneficiaries, legal representatives, officers, directors, agents, successors and assigns, as applicable (the “Released Party”), from any and all claims, demands, actions, causes of action, suits, liabilities and disputes of any nature whatsoever, at law, in equity, or otherwise that the Releasing Party ever had, now has or hereafter may have against the Released Party arising out of each Split-Dollar Agreement, each Collateral Assignment and the Deferred Compensation Agreement, except that this provision shall not relieve either Party of any of its obligations under this Agreement. With respect to this release, Executive represents to the Corporation that Executive is aware, understands and agrees that (i) Executive voluntarily entered into this Agreement, (ii) Executive had and has the right to consult with an attorney regarding this Agreement before signing it, and (iii) Executive has carefully read this Agreement and fully understands each and every term herein.

4. Miscellaneous.

(a) Each of the Parties hereto agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

(b) This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws provisions thereof.

(d) Headings in this Agreement are provided for purposes of convenience only and shall not affect the interpretation of the terms hereof.

(e) This Agreement may not be amended, altered, modified or terminated except by a written instrument signed by the Parties or their respective successors or assigns.

[Signature page follows on next page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the 5th day of December, 2003 to be effective as of the Effective Date, as defined above.

“Executive”

Address:

“Corporation”

COCA-COLA BOTTLING CO. CONSOLIDATED

By:

Name:

Title:

3

Schedule A

Insurance Policy(ies)

Insurer	Policy Number	Policy Date

[Intentionally Omitted]

Split-Dollar Agreement(s)

[Intentionally Omitted]

Collateral Assignment Agreement(s)

[Intentionally Omitted]

Deferred Compensation Agreement

[Intentionally Omitted]

Annex A

Exhibit 10.34

Schedule to Form of Split-Dollar and

Deferred Compensation Termination Agreement

The Company has entered into Split-Dollar Deferred Compensation Termination Agreements (the “Termination Agreements”) with each of the officers named below. Each of the Termination Agreements is identical in all material respects.

Name and Position

William B. Elmore

President and Chief Operating Officer

Robert D. Pettus, Jr.

Executive Vice President and Assistant to the Chairman

David V. Singer

Executive Vice President and Chief Financial Officer

C. Ray Mayhall, Jr.

Senior Vice President, Sales

Clifford M. Deal, III

Vice President, Treasurer

Norman C. George

Senior Vice President, Chief Marketing and Customer Officer

Ronald J. Hammond

Vice President, Supply Chain

Kevin A. Henry

Vice President, Human Resources

Umesh M. Kasbekar

Vice President, Planning and Administration

Lauren C. Steele

Vice President, Corporate Affairs

Steven D. Westphal

Vice President, Controller

Jolanta T. Zwirek

Vice President, Chief Information Officer